Exhibit 99.1

Jaguar Health Reports Approval of All Proposals at April 2024 Special Meeting of Stockholders

Company not implementing a reverse split at this time

Top line results forthcoming for company’s phase 3 OnTarget trial of crofelemer for preventative treatment of cancer therapy-related diarrhea

San Francisco, CA (April 9, 2024): Jaguar Health, Inc. (NASDAQ: JAGX) (“Jaguar” or the “Company”) today announced the voting results of the Company’s Special Meeting of Stockholders held on April 9, 2024 (the “Special Meeting”).

Four proposals were submitted to and approved by the stockholders of the Company at the Special Meeting. The proposals are described in detail in the Company’s definitive proxy statement on Schedule 14A relating to the Special Meeting and supplemental information filed with the Securities and Exchange Commission on March 15, 2024. Stockholders may obtain a free copy of the proxy statement and other documents filed by Jaguar with the SEC at http://www.sec.gov. The proxy statement is also available on the Company’s corporate website.

“As we announced last week, the Company received formal notice that the Listing Qualifications Staff of The Nasdaq Stock Market LLC has granted Jaguar an additional grace period, through August 13, 2024, to regain compliance with the $1.00 bid price requirement for continued listing on The Nasdaq Capital Market. Although we do not intend to effect a reverse split of the Company’s issued and outstanding voting common stock at the present time, seeking the discretion to implement actions, if necessary to maintain Jaguar’s Nasdaq listing, is an important responsibility of the Board, and we are grateful to our shareholders for voting to approve the related proposal,” said Lisa Conte, Jaguar's president, and CEO.

Jaguar’s paramount near-term clinical activity is the Company’s Phase 3 pivotal OnTarget trial of crofelemer for the follow-on indication of the preventative treatment of cancer therapy-related diarrhea. Top line results from this pivotal study are forthcoming.

About the Jaguar Health Family of Companies

Jaguar Health, Inc. (Jaguar) is a commercial stage pharmaceuticals company focused on developing novel proprietary prescription medicines sustainably derived from plants from rainforest areas for people and animals with gastrointestinal distress, specifically associated with overactive bowel, which includes symptoms such as chronic debilitating diarrhea, urgency, and bowel incontinence. Jaguar family company Napo Pharmaceuticals focuses on developing and commercializing human prescription pharmaceuticals for essential supportive care and management of neglected gastrointestinal symptoms across multiple complicated disease states. Napo Pharmaceuticals’ crofelemer drug product candidate is the subject of the OnTarget study, a pivotal Phase 3 clinical trial for preventive treatment of chemotherapy-induced overactive bowel (CIOB) in adults with cancer on targeted therapy. Jaguar family company Napo Therapeutics is an Italian corporation Jaguar established in Milan, Italy in 2021 focused on expanding crofelemer access in Europe and specifically for orphan and/or rare diseases. Jaguar Animal Health is a Jaguar tradename. Magdalena Biosciences, a joint venture formed by Jaguar and Filament Health Corp. that emerged from Jaguar’s Entheogen Therapeutics Initiative (ETI), is focused on developing novel prescription medicines derived from plants for mental health indications.

For more information about:

Jaguar Health, visit https://jaguar.health

Napo Pharmaceuticals, visit www.napopharma.com

Napo Therapeutics, visit napotherapeutics.com

Magdalena Biosciences, visit magdalenabiosciences.com

Visit Jaguar on LinkedIn: https://www.linkedin.com/company/jaguar-health/

Visit Jaguar on X: https://twitter.com/Jaguar_Health

Visit Jaguar on Instagram: https://www.instagram.com/jaguarhealthcommunity/

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” These include statements regarding Jaguar's expectation that top line results from the OnTarget study are forthcoming. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this release are only predictions. Jaguar has based these forward-looking statements largely on its current expectations and projections about future events. These forward-looking statements speak only as of the date of this release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond Jaguar’s control. Except as required by applicable law, Jaguar does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Source: Jaguar Health, Inc.

Contact:

hello@jaguar.health

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